Exhibit 99.2

Silver Spike Investment Corp. Expands Loan Portfolio with Senior Secured Credit Facility to Verano Holdings Corp.

NEW YORK, NY, October 31, 2022 (GLOBENEWSWIRE) – Silver Spike Investment Corp. (NASDAQ: SSIC) (“SSIC”), allocated a total of $21 million to the recently announced Verano Holdings Corp. (“Verano”) $350 million senior secured credit facility. Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products.

“We are excited to continue to grow SSIC’s loan portfolio, especially with top tier cannabis companies such as Verano. The broader capital markets have been volatile this year, yet we believe that our methodical approach to underwriting and expertise positions us well to capitalize on the supply-demand imbalance for debt capital in the marketplace,” said Frank Kotsen, Silver Spike Capital’s Head of Credit.

About Silver Spike Investment Corp.

Silver Spike Investment Corp. (“SSIC”) is a specialty finance company formed to invest across the cannabis ecosystem through investments in the form of direct loans to cannabis companies. SSIC has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. SSIC is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about SSIC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond SSIC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in SSIC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which SSIC makes them. SSIC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:
Bill Healy

Bill@silverspikecap.com

212-905-4933

Media:
Alan Oshiki and Sydney Gever

Abernathy MacGregor
Silverspikecapital@abmac.com
212-371-5999